EXHIBIT 99.1

NEWS RELEASE

For Release on August 4, 2014	Contact: Steven D. Lance
4:00 PM (ET)	Vice President of Finance/Chief Financial Officer
slance@gigatronics.com
(925) 302-1056

Giga-tronics Reports First Quarter FY 2015 Results

Net Sales Increase 50% over First Quarter FY 2014

San Ramon, CA – August 4, 2014 – Giga-tronics Incorporated (Nasdaq: GIGA) reported today net sales of $4.5 million for the first quarter of fiscal 2015, an increase of 50% when compared to $3.0 million for the first quarter of fiscal 2014, and 55% when compared to $2.9 million in the immediately preceding quarter ended March 29, 2014. Initial deliveries associated with two large orders received earlier within the first quarter of fiscal 2015 were responsible for the increase in net sales when compared to the two other periods.

Operating loss for the first quarter of fiscal 2015 was $118,000, an improvement of $1.4 million when compared to the operating loss of $1.5 million in the first quarter of fiscal 2014, and an improvement of $1.1 million when compared to the operating loss of $1.2 million in the fourth quarter of fiscal 2014. The increase in net sales, along with improved gross margins and lower operating expenses, contributed to the significant reductions in Giga-tronics’ first quarter fiscal 2015 operating loss.

The increase in net sales, improved gross margins, and lower operating expenses, also improved net loss for the first quarter of fiscal 2015. Net loss for the first quarter of fiscal 2015 was $443,000, compared to $681,000 in the first quarter of fiscal 2014, and $1.3 million for the fourth quarter of fiscal 2014.

Non-GAAP net loss for the first quarter of fiscal 2015 was $226,000, compared to $681,000 in the first quarter of fiscal 2014, and $1.3 million for the quarter ended March 29, 2014. Non-GAAP net loss excludes non-cash expenses recorded in association with the revaluation and accretion of common share warrants granted with a debt agreement (1).

Mr. John Regazzi, the Company’s CEO stated, "I’m pleased to see the immediate impact to net sales, and a significant reduction in operating loss, in the first quarter of fiscal 2015 due in part from the $6.2 million YIG NRE order and the $2.4 million Naval Air Warfare Center order received earlier in the quarter. Through the hard work of our employees, we were able realize approximately $2.2 million in net sales related to these orders which contributed greatly to our improved first quarter operating results.”

Mr. Regazzi concluded, “I anticipate continued improved operating results in fiscal 2015, versus fiscal 2014, as a result of these orders along with the impact from shipments of our new product platform expected later this year.”

Giga-tronics will host a conference call today at 4:30 p.m. ET to discuss the first quarter results. To participate in the call, dial (888) 424-8151 or (847) 585-4422, and enter PIN Code 9178731#. The call will also be broadcast over the internet at www.gigatronics.com under "Investor Relations." The conference call discussion reflects management's views as of August 4, 2014.

(1) Non-GAAP net loss, and non-GAAP loss per share, differ from net loss and loss per share, determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net loss and non-GAAP loss per share for the quarter ended June 28, 2014 exclude the effects of the revaluation of the derivative liability as well as the accretion of the debt and warrant notes entered into in March and June of 2014. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. Giga-tronics utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. Giga-tronics believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of Giga-tronics’ core operating results and trends. Additionally, Giga-tronics believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by Giga-tronics.

Giga-tronics is a publicly held company, traded on the NASDAQ Capital Market under the symbol "GIGA". Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in defense electronics, aeronautics and wireless telecommunications.

This press release contains forward-looking statements concerning operating results, future orders, development of products, long term growth, potential warranty liabilities, and shipments. Actual results may differ significantly due to risks and uncertainties, such as: delays in completing the new product platform and delays in customer orders for the new product platform, receipt or timing of future orders, cancellations or deferrals, our ability to continue as a going concern, our need for additional financing, the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility in the market price of our common stock; and general market conditions.  For further discussion, see Giga-tronics' most recent annual report on Form 10-K for the fiscal year ended March 29, 2014, Part I, under the heading "Risk Factors" and Part II, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Results of Operations".

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands except share data)	June 28, 2014	March 29, 2014
Assets
Current assets:
Cash and cash-equivalents	$1,289	$1,059
Trade accounts receivable, net of allowanceof $45 and $44, respectively	2,379	1,846
Inventories, net	3,926	3,321
Prepaid expenses and other current assets	326	349
Total current assets	7,920	6,575

Property and equipment, net	913	949
Other long term assets	86	69
Total assets	$8,919	$7,593

Liabilities and shareholders' equity
Current liabilities:
Line of credit	$362	$1,165
Current portion of long term debt	564	200
Accounts payable	2,654	1,430
Accrued payroll and benefits	569	755
Deferred net sales	2,102	1,329
Deferred rent	110	104
Capital lease obligations	93	147
Other current liabilities	470	472
Total current liabilities	6,924	5,602
Long term loan and warrant debt, net of discounts	709	672
Derivative liability-at estimated fair value	444	128
Long term obligations - deferred rent	210	237
Long term obligations - capital lease	92	77
Total liabilities	8,379	6,716

Commitments and contingencies	-	-

Shareholders' equity:
Convertible preferred stock of no par value;
Authorized - 1,000,000 shares
Series A - designated 250,000 shares; no shares at June 28, 2014
and March 29, 2014 issued and outstanding	-	-
Series B,C, D - designated 19,500 shares; 18,533.51 shares at June 28, 2014 and March 29, 2014 issued and outstanding;
(liquidation preference of $3,540)	2,911	2,911
Common stock of no par value;
Authorized - 40,000,000 shares; 5,193,747 shares at June 28, 2014
and 5,181,247 at March 29, 2014 issued and outstanding	16,330	16,224
Accumulated deficit	(18,701)	(18,258)
Total shareholders' equity	540	877
Total liabilities and shareholders' equity	$8,919	$7,593

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three Months Ended
(In thousands except per share data)	June 28, 2014	June 29, 2013
Net sales	$4,508	$3,037
Cost of sales	2,670	1,913
Gross margin	1,838	1,124

Operating expenses:
Engineering	929	1,106
Selling, general and administrative	1,027	1,313
Restructuring	-	195
Total operating expenses	1,956	2,614

Operating loss	(118)	(1,490)

Gain on sale of product line	-	816
Loss on adjustment of derivative liability to fair value	(193)	-
Other (expense) income	(2)	8
Interest expense, net	(59)	(13)
Accretion of loan and warrant debt discounts	(24)	-
Loss before income taxes	(396)	(679)
Provision for income taxes	47	2
Net loss	$(443)	$(681)

Loss per common share - basic	$(0.09)	$(0.13)
Loss per common share - diluted	$(0.09)	$(0.13)

Weighted average common shares used in per share calculation:
Basic	5,113	5,052
Diluted	5,113	5,052

RECONCILIATION OF NET LOSS TO NON-GAAP NET LOSS
(Unaudited, in thousands, except for per share amounts)

Net loss	$(443)	$(681)

Adjustments to reconcile net loss to non-GAAP net loss
Loss on adjustment of derivative liability to fair value	193	-
Accretion of loan and warrant debt discounts	24	-
Non-GAAP net loss	$(226)	$(681)

Non-GAAP loss per common share - basic	$(0.04)	$(0.13)
Non-GAAP loss per common share - diluted	$(0.04)	$(0.13)

Shares used in the calculation of non-GAAP loss per share:
Basic	5,113	5,052
Diluted	5,113	5,052

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three Months Ended
(In thousands except per share data)	June 28, 2014	March 29, 2014	December 28, 2013	September 28, 2013
Net sales	$4,508	$2,905	$3,417	$3,950
Cost of sales	2,670	2,139	2,130	2,629
Gross margin	1,838	766	1,287	1,321

Operating expenses:
Engineering	929	857	979	955
Selling, general and administrative	1,027	1,135	1,066	1,295
Restructuring	-	(29)	36	129
Total operating expenses	1,956	1,963	2,081	2,379

Operating loss	(118)	(1,197)	(794)	(1,058)

Gain on sale of product line	-	-	97	-
Loss on adjustment of derivative liability to fair value	(193)	-	-	-
Other (expense) income	(2)	(16)	-	-
Interest expense, net	(59)	(53)	(21)	(19)
Accretion of loan and warrant debt discounts	(24)	-	-	-
Loss before income taxes	(396)	(1,266)	(718)	(1,077)
Provision for income taxes	47	-	-	-
Net loss	$(443)	$(1,266)	$(718)	$(1,077)

Loss per common share - basic	$(0.09)	$(0.25)	$(0.14)	$(0.21)
Loss per common share - diluted	$(0.09)	$(0.25)	$(0.14)	$(0.21)

Weighted average shares used in per share calculation:
Basic	5,113	5,060	5,060	5,060
Diluted	5,113	5,060	5,060	5,060

RECONCILIATION OF NET LOSS TO NON-GAAP NET LOSS
(Unaudited, in thousands, except for per share amounts)

Net loss	$(443)	$(1,266)	$(718)	$(1,077)

Adjustments to reconcile net loss to non-GAAP net loss
Loss on adjustment of derivative liability to fair value	193	-	-	-
Accretion of loan and warrant debt discounts	24	-	-	-
Non-GAAP net loss	$(226)	$(1,266)	$(718)	$(1,077)

Non-GAAP loss per common share - basic	$(0.04)	$(0.25)	$(0.14)	$(0.21)
Non-GAAP loss per common share - diluted	$(0.04)	$(0.25)	$(0.14)	$(0.21)

Shares used in the calculation of non-GAAP loss per share:
Basic	5,113	5,060	5,060	5,060
Diluted	5,113	5,060	5,060	5,060